Exhibit 99.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of January 1, 2017 (the “Effective Date”), by and among Jackson River Aviation, LLC, a Nevada limited liability company (“Buyer”), Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Seller”), and, for the limited purposes set forth herein, Benjamin Scott Terry (“Terry”), an affiliate of Buyer, and Tempus Jets, Inc., a Delaware corporation (the “Company”). Buyer, Seller, Terry and the Company are each a “Party” to this Agreement and are sometimes referred to hereinafter as the “Parties.”

RECITALS

A.	WHEREAS, the Company has conducted an air charter business (the “Business”) and holds an on-demand air carrier’s operating certificate, Number 7EXA777M (the “Operating Certificate”), issued by the United States Federal Aviation Administration (“FAA”) Richmond Flight Standards District Office in accordance with the requirements of Parts 119 and 135 of the Federal Aviation Regulations (“FAVR”); and
B.	WHEREAS, Seller owns 100% of the issued and outstanding shares of common stock of the Company (the “Shares”), which Shares constitute all of the issued and outstanding voting and non-voting shares of the Company in all classes of share ownership whatsoever, and which Shares were acquired by Seller from Terry pursuant to a Stock Purchase Agreement, dated as of March 12, 2016 (the “Original Purchase Agreement”), by and among Seller, Terry and, for certain limited purposes set forth therein, Buyer; and
C.	WHEREAS, pursuant to the Original Purchase Agreement, Terry, as the seller under such agreement, covenanted to cause all liabilities of the Company incurred prior to the closing under such agreement, including without limitation any liabilities associated with the particular aircraft with tail number N618WF, to be transferred to Terry, and Terry and Jackson River Aviation, LLC, as an additional party to such agreement, provided Tempus Applied Solutions Holdings, Inc., as the buyer under such agreement, with an ongoing indemnity against, among other things, losses arising from any failure by Terry to perform his covenants under such agreement; and
D.	WHEREAS, Seller wishes to sell and Buyer wishes to purchase all of the Shares of the Company, subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Parties agree as follows:

1.                  PURCHASE AND SALE OF THE SHARES.

1.1	Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (defined below), Seller shall sell and transfer to Buyer, and Buyer shall purchase and receive from Seller, the Shares.
1.2	Consideration. The consideration provided by Buyer for the Shares shall be the obligations set forth in this Agreement, including the obligation to provide working capital for the Company in accordance with the terms of this Agreement.

2.                  SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

2.1	Organization, Standing, and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and, to Seller’s knowledge, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.
2.2	Ownership of the Company.
2.2.1	Capital Structure. The Company’s issued and outstanding capital stock consists of one thousand (1,000) shares of common stock. The Shares constitute one hundred percent (100%) of the issued and outstanding ownership interests of the Company in all classes whatsoever and there are no other issued shares of stock in the Company, whether common or preferred, and voting or non-voting.
2.2.2	Validity. To Seller’s knowledge, the Shares are validly issued, fully paid, and non-assessable, and have been issued in full compliance with all federal and state securities laws.
2.2.3	Dilution. To Seller’s knowledge, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue any additional capital stock.
2.2.4	Title to Outstanding Shares. Seller has good and marketable title to, and is the sole and exclusive owner, beneficially and of record, of, the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions (other than those imposed under applicable securities laws).
2.3	Litigation and Claims. To Seller’s knowledge, there is no claim, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting the Company or Seller which relate to, or would reasonably be expected to prohibit or materially delay, the consummation of the transactions contemplated by this Agreement.
2.4	Authority; Binding Agreement. Seller has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Seller has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other documents executed and delivered to Buyer by Seller in connection with the Closing constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
2.5	No Conflicts. The execution, delivery and performance of this Agreement by Seller and the Company and the consummation of the transactions contemplated hereby will not, to Seller’s knowledge, (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of Seller or the Company or (ii) violate or conflict with, in any material respect, any law or order to which Seller or the Company is subject.
2.6	Absence of Brokers. Seller has not engaged the services of any broker or finder in connection with the sale of the Shares pursuant to this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from Seller or the Company to any such broker or finder.

2.7	No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Seller, nor the Company, nor any other person on behalf of Seller or the Company makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Seller, the Company or their respective affiliates, their respective businesses, the Shares or any of the transactions contemplated by this Agreement, and Seller hereby expressly disclaims any other representations or warranties, whether made by Seller, the Company or any of their respective affiliates or representatives, and Buyer is acquiring the Shares and the Company on an “as is, where is” basis.

3.                  BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer and Terry jointly and severally represent and warrant to Seller that:

3.1	Organization, Standing and Qualification of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary limited liability company power to own its properties and to carry on its business.
3.2	Authority and Action. Each of Buyer and Terry has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Buyer has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other documents executed and delivered to Seller by Buyer or Terry in connection with the Closing constitutes a legal, valid and binding obligation of Buyer and Terry, as applicable, enforceable against each of them in accordance with its terms.
3.3	No Violation; Compliance with Securities Laws. The execution and delivery of this Agreement (or any related instrument) by Buyer and Terry does and will not, and the consummation of the transactions contemplated hereby and the performance by Buyer and Terry of their respective obligations hereunder will not, violate, breach or conflict with any organizational documents of Buyer, result in or constitute a breach of any order, consent, agreement or other obligation affecting Buyer or Terry or to which Buyer or Terry is a party. Each of Buyer and Terry understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any applicable state securities laws, and that Seller has no obligation to register such Shares or the offer of the Shares to Buyer. Each of Buyer and Terry further acknowledges and agrees that the offer and sale of the Shares to Buyer hereunder is exempt from any such registration requirements. Each of Buyer and Terry understands that the Shares cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the 1933 Act and any applicable state securities laws or if an exemption from such registration or qualification is then available. Each of Buyer and Terry agrees to comply with all securities laws and regulations governing this transaction and any future disposition or transfer of the securities so that Buyer does not cause, directly or indirectly, this transaction to violate any applicable securities laws. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with applicable securities laws.
3.4	Litigation and Claims. To Buyer’s knowledge, there is no claim, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting Buyer or Terry which relate to, or would reasonably be expected to prohibit or materially delay, the consummation of the transactions contemplated by this Agreement.

3.5	Absence of Brokers. Neither Buyer nor Terry has engaged the services of any broker or finder in connection with the purchase of the Shares pursuant to this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from Buyer or the Company to any such broker or finder.
3.6	No Other Representations. Each of Buyer and Terry acknowledge that except for the representations and warranties contained in this Agreement, neither Seller, nor the Company, nor any other person on behalf of Seller or the Company makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Seller, the Company or their respective affiliates, their respective businesses, the Shares or any of the transactions contemplated by this Agreement.

4.                  PRIOR TO CLOSING; CLOSING.

4.1	Prior to Closing. Prior to the Closing (as defined below), the independent members of the Board of Directors of the Seller shall have approved the transaction.
4.2	Closing Time and Place. The sale of the Shares (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement, provided, that the Closing shall be deemed effective for all purposes, to the extent permitted by applicable law and U.S. generally accepted accounting principles, as of the Effective Date.
4.3	Closing Deliveries. At the Closing, Seller shall deliver to Buyer the following items:
4.3.1	Transfer of Shares. The original stock certificate for the Shares held by Seller (or an affidavit of lost certificate duly executed by Seller), along with a stock power, duly executed by Seller, to transfer the Shares to Buyer.
4.3.2	Company Books and Records. The organizational documents of the Company and all of the other books and records of the Company.

5.                  POST-CLOSING COVENANTS.

5.1	Maintenance of Company and Operating Certificate. The parties acknowledge and agree that as of the Closing, the Company shall have at least $500,000 in accrued but unpaid third-party liabilities. For a period of at least two (2) years after the Closing, (i) the Company will, and Buyer and Terry will cause the Company to, maintain its corporate existence and good standing and to continue to directly own and maintain in good standing the Operating Certificate as a Part 135 certificate, good for world-wide and over-water operations and for the carriage of 10 or more passengers, including by the Company (x) retaining and maintaining properly qualified management personnel in those positions required of a Part 135 certificate holder under FAVR §119.69(a) and to pay their costs of employment, including salaries, withholding and other taxes and any benefits, and (y) paying any expenses incurred prior to the Closing, and (ii) except with the prior written consent of Seller (not to be unreasonably withheld), (A) the Company shall not enter into or become bound by any contracts, understandings or commitments except for those entered into the ordinary course of business for the purposes of maintaining in good standing the Operating Certificate as a Part 135 certificate in accordance with this Section 5.1 and (B) none of the Company, Buyer, Terry or any of their respective affiliates shall enter into or become bound by any contract, understanding or commitments which do or would reasonably be expected to prevent or impair their ability to timely comply with the terms of this Section 5.1 or Section 5.2, including the consummation of the ROFR Transfer upon the exercise of the rights of Seller under Section 5.2. Subject to the foregoing, the Company shall have no duty after the Closing to continue to employ the same persons employed by the Company prior to the Closing. In support of the foregoing obligations, Buyer and Terry agree to make cash contributions to the Company to provide the Company with sufficient working capital to meet the foregoing obligations, up to a maximum aggregate amount for Buyer and Terry together of $500,000. Notwithstanding anything to the contrary herein, upon Buyer and/or Terry contributing at least $500,000 to the Company and the Company using such funds to pay at least $500,000 in liabilities related to the foregoing obligations, the Company, Buyer and Terry will have no continuing obligations under clause (i) of Section 5.1; provided, that Buyer and Terry shall notify Seller in writing promptly (but, in any event within two (2) business days) after either Buyer or Terry should reasonably expect that, within the next thirty (30) days, either (i) such $500,000 limit will be reached or (ii) the Company will not have sufficient working capital to support its existence, good standing and operations, including the maintenance of the Operating Certificate, for at least thirty (30) days.

5.2	Right of First Refusal.
5.2.1	Restriction on Transfer. For a period of two (2) years from and after the Closing, Buyer shall not directly or indirectly transfer, sale, convey, assign, gift, hypothecate, encumber or otherwise dispose of (i) a majority of the equity interests of the Company (whether by equity sale, equity issuance, merger, consolidation, reorganization or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries taken as a whole (any of the foregoing, a “Company Transfer”) without complying with the terms of this Section 5.2, and any attempted Company Transfer in violation of this Section 5.2 will be null and void ab initio and of no force or effect and not be recognized by the Company; provided, that Buyer may consummate a Company Transfer to an affiliate of Buyer without otherwise complying with the terms of Section 5.2.2 below so long as such transferee agrees in writing to be bound by all obligations of Buyer under this Agreement, including this Section 5.2 (and who shall be included in the term “Buyer” for purposes of Section 5.2.2), and Buyer remains secondarily liable to Seller for all such obligations.
5.2.2	Right of First Refusal. In the event that Buyer receives a bona fide written offer (whether solicited or unsolicited) from any person (the “Offeror”) for a proposed transaction that would, if consummated, result in a Company Transfer (the “Offer”), Buyer shall be permitted to consummate such Offer only pursuant to and in accordance with the following provisions of this Section 5.2.2.
5.2.2.1	Buyer will promptly (but in any event within ten (10) days after receipt of such Offer) notify Seller of Buyer’s desire to accept the Offer (such notice, the “ROFR Notice”). The ROFR Notice will constitute an irrevocable offer by Buyer to consummate with Seller the Company Transfer that is the subject of the Offer at a purchase price equal to the price of, and on substantially identical terms to those of, the Offer. The ROFR Notice will include a true and correct copy of the Offer (which will identify the Offeror and all relevant information in connection therewith).
5.2.2.2	At any time within thirty (30) days after receipt by Seller of the ROFR Notice (the “ROFR Period”), Seller shall have the right, by providing written notice thereof to Buyer (an “Acceptance Notice”), to agree to consummate with Buyer the Company Transfer contemplated by the Offer in lieu of the Offeror on substantially identical terms to those set forth in the ROFR Notice (such Company Transfer between Buyer and Seller, the “ROFR Transfer”). An Acceptance Notice will constitute a valid, legally binding and enforceable agreement between Buyer and Seller to consummate the ROFR Transfer. The closing for the ROFR Transfer will take place promptly, but in any event, within ninety (90) days following the delivery of the Acceptance Notice.

5.2.2.3	In the event that Seller does not elect during the ROFR Period to exercise its rights under this Section 5.2.2 for the ROFR Transfer with respect to the Offer, Buyer may consummate the Offer for the Company Transfer with the Offeror on the terms and conditions set forth in the ROFR Notice; provided, that if such Company Transfer is not consummated in accordance with the set forth in the ROFR Notice within ninety (90) days following the expiration of the ROFR Period, the Offer will be deemed to lapse, and any Company Transfer pursuant to such Offer will be in violation of the provisions of this Agreement unless Buyer sends a new ROFR Notice to Seller and once again complies with the provisions of this this Section 5.2.2 with respect to such Offer.

6.                  MISCELLANEOUS

6.1	Disclosures to Third Parties. All information concerning the transactions contemplated by this Agreement is confidential business information and shall not be disclosed to third parties without the prior written approval of Buyer and Seller, except as may be required by applicable law or regulation (including U.S. Securities and Exchange Commission or stock exchange requirements). Subject to the foregoing, all Parties shall take reasonable precautions to assure that all such information remains confidential. All notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller (subject to meeting any requirements of applicable law or regulation (including U.S. Securities and Exchange Commission or stock exchange requirements).
6.2	Expenses. The Parties agree to bear their respective expenses, including accounting, legal and other professional fees, incurred with respect to this Agreement and the transactions contemplated by it.
6.3	Assignment. Except as provided herein, the rights and obligations of the Parties under this Agreement may not be assigned or assumed without the written consent of Seller and Buyer. Any attempt to so transfer same shall be null and void ab initio.
6.4	Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the Parties to it and their respective heirs, legal representatives, successors and any permitted assigns.
6.5	Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right to subrogation or action against any Party to this Agreement.
6.6	Entire Agreement. This Agreement and the other documents to be executed to implement its provisions together constitute the entire agreement between the Parties pertaining to the subject matter hereof, superseding all prior and contemporaneous agreements, representations and understandings of the Parties with respect to the subject matter hereof. For the avoidance of doubt, the parties confirm that the Old Purchase Agreement and the other documents executed to implement its provisions, including without limitation the indemnity owed under the Old Purchase Agreement by Terry and Jackson River Aviation, LLC to Tempus Applied Solutions Holdings, Inc., as parties under such agreement, are not superseded hereby.

6.7	Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Seller and Buyer (and with respect to any such supplement, modification or amendment adversely affecting Terry or the Company under any provision under which such Party is bound, Terry and/or the Company, as applicable).
6.8	Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.
6.9	Timeliness. Time is of the essence in this Agreement and all of its provisions, including Section 5.2.
6.10	Notices. Any notices, waivers or other communications given under this Agreement shall be in writing and shall either be served personally or delivered by first class U.S. Mail (certified or registered), postage prepaid, or by nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt. Notices may also effectively be given by facsimile or email with affirmative confirmation of receipt, provided, that a copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed to be received (i) upon receipt when served personally, (ii) one (1) business day following deposit for overnight delivery with a nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt, (iii) three (3) business days following deposit in first class U.S. Mail (certified or registered), postage prepaid or (iv) upon affirmative acknowledgement of receipt if sent by facsimile or email. Notices shall be sent to the Parties at their respective addresses shown below. A Party may change its address for notice by giving written notice to all other Parties in accordance with this Section.

If to Buyer or the Company, to:

Jackson River Aviation, LLC

101 North Main St. Suite 202

Greenville, South Carolina 29601

Attention: B. Scott Terry, Manager

If to Seller, to:

Tempus Applied Solutions Holdings, Inc.
471 McLaws Circle, Suite A
Williamsburg, VA 23185
Attn: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Richard Baumann, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: rbaumann@egsllp.com

If to Terry, to:

B. Scott Terry
471 McLaws Circle, Suite A
Williamsburg, VA 23185

6.11	Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to its choice of law principles). Each party hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or any appellate courts thereof) in connection with any suit, action, litigation or other legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a “Proceeding”), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 6.10 shall be effective service of process for any Proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 6.11, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding. Each party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity.
6.12	Waiver of Jury Trial. Each Party hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect to any Proceeding based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any Party in connection with such agreements, in each case whether now existing or hereafter arising and whether in tort, contract or otherwise. Each Party acknowledges that it has been informed by the other Parties that this Section 6.12 constitutes a material inducement upon which they are relying and will rely in entering into this Agreement. Any Party may file an original counterpart or a copy of this Section 6.12 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.
6.13	Remedies. Except as specifically set forth in this Agreement, any Party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such Party may have been granted at any time under any other contract or agreement and all of the rights which such Party may have under any applicable law. Except as specifically set forth in this Agreement, any such Party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving damages or that monetary damages would be inadequate, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable law. The exercise of any remedy by a Party will not preclude the exercise of any other remedy by such Party.

6.14	Effect of Headings. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
6.15	Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
6.16	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.17	Interpretation. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the words “herein,” “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. For purposes of this Agreement, the term (i) “business day” is understood to mean any day other than a Saturday, Sunday or other day on which commercial banks located in the State of New York are authorized or permitted by law to close, (ii) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity and (iii) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).
6.18	Further Assurances. Each Party to this Agreement agrees to execute further instruments as may be reasonably necessary to carry out this Agreement, provided the Party requesting such further action shall bear all related costs and expenses.
6.19	Advice of Professionals. Each Party has had the opportunity to be advised by legal counsel and other professionals in connection with this Agreement, and each Party has obtained such advice as each Party deems appropriate.
6.20	Negotiated Terms. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professionals participated in its preparation.
6.21	Professional Fees and Costs. If any Proceeding is brought or undertaken to enforce this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, then the successful or prevailing Party or Parties in such undertaking shall be entitled to recover reasonable attorney’s and other professional fees and other costs incurred in such Proceeding in addition to any other relief to which such Party may be entitled. The Parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such Party reasonably incurs expenses.

6.22	Access to Records after Closing. Buyer and Seller agree to preserve all records relating to the sale and transactions contemplated by this Agreement for six (6) years after the Closing. Upon reasonable notice, each Party shall allow representatives of the other access to such records and the making of copies thereof during regular business hours at such Party’s place of business for the following purposes:
6.22.1	To gather information for preparing tax returns;
6.22.2	To verify any of the representations or warranties contained in this Agreement, or confirm compliance with any of the covenants contained in this Agreement, including those contained in Section 5.1 hereof, or obtain further assurances regarding same;
6.22.3	To permit Seller to determine whether to exercise its rights under Section 5.2 hereof or otherwise in furtherance of a ROFR Transfer under Section 5.2 hereof; or
6.22.4	To comply with any audit, request, subpoena, or other investigative demand by any government authority; and to prepare for other legitimate purposes.
6.23	Knowledge; Limitation of Liability. For purposes of this Agreement, the term “knowledge” will mean, (i) as applied to Seller, the actual present knowledge of Steven Bush, or (ii) as applied to Buyer, the actual present knowledge of Terry. Buyer hereby acknowledges that Terry is, and has been, a key member of the senior management of the Company and accordingly has in-depth knowledge of its businesses, operations and financial condition. Accordingly, in no event will Seller have any liability to Buyer under this Agreement with respect to a breach of a representation or warranty under this Agreement to the extent that Buyer had knowledge of such breach as of the Closing. Additionally, Seller will have no liability to Buyer under this Agreement with respect to a breach of a representation or warranty under this Agreement if such condition, circumstance or event existed at the time of the Original Purchase Agreement or otherwise constituted a breach or violation of the Original Purchase Agreement by Terry or Buyer.
6.24	Terry Not Authorized to Act on Behalf of Seller. Terry shall have no authority, express or implied, to act or make any determination on behalf of Seller in connection with this Agreement or any ancillary document or the consummation of the transactions contemplated hereby and thereby or any dispute or Proceeding with respect thereto.
6.25	Representation of Seller and the Company. The Parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole LLP (“EGS”) may have jointly represented Seller and the Company in connection with this Agreement, and has also represented the Company and/or its affiliates in connection with matters other than the transaction that is the subject of this Agreement prior to the Closing, EGS will be permitted in the future, after the Closing, to represent Seller or its affiliates in connection with matters in which such persons are adverse to the Company or any of its affiliates, including any disputes arising out of, or related to, this Agreement. Buyer hereby agrees, in advance, to waive (and to cause its affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of Seller or its affiliates in which the interests of such person are adverse to the interests of the Company, Buyer or any of their respective affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Company or any of its affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Seller, and not the Company or its directors, officers or employees, shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement. Buyer and Terry acknowledge that EGS solely represents Seller and the Company in connection with this Agreement and the ancillary documents and the transactions contemplated hereby and thereby and does not represent, and has not represented, Buyer or Terry or their interests. Buyer and Terry acknowledge that they have been given the opportunity to discuss this Agreement with counsel of their choosing and have declined to do so. Buyer and Terry acknowledge that they are not relying on any representations or statements made by or on behalf of Seller or its representatives, including EGS, with respect to the tax, securities or legal or other consequences of the transactions contemplated by this Agreement or the ancillary documents.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed this Agreement, and made it effective as of the date first written above.

BUYER:

Jackson River Aviation LLC

By:
Name:	B. Scott Terry
Title:	Member

SELLER:

Tempus Applied Solutions Holdings, Inc.

By:
Name:
Title:

TERRY:

Solely for purposes of Sections 3, 5 and 6 hereof:

Benjamin Scott Terry

THE COMPANY:

Solely for purposes of Sections 5 and 6 hereof:

Tempus Jets, Inc.

By:
Name:
Title: